Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Post–Effective Amendment to Registration Statement No. 002-84776 on Form N–1A of our reports dated January 12, 2023, relating to the financial statements and financial highlights of Fidelity Advisor Equity Value Fund, Fidelity Advisor Series Growth Opportunities Fund, Fidelity Advisor Growth Opportunities Fund, Fidelity Advisor Stock Selector Mid Cap Fund, and Fidelity Advisor Equity Growth Fund, and our report dated January 13, 2023, relating to the financial statements and financial highlights of Fidelity Advisor Value Strategies Fund, and our reports dated January 17, 2023, relating to the financial statements and financial highlights of Fidelity Advisor Equity Income Fund, Fidelity Advisor Growth & Income Fund, and Fidelity Advisor Large Cap Fund, each a fund of Fidelity Advisor Series I, appearing in the Annual Reports on Form N-CSR of Fidelity Advisor Series I for the year ended November 30, 2022, and to the references to us under the headings “Financial Highlights” in the Prospectuses and “Independent Registered Public Accounting Firm” in the Statements of Additional Information, which are a part of such Registration Statement.

/s/ Deloitte & Touche LLP
Boston, Massachusetts
January 19, 2023